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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  December 13, 2002
                                                 -------------------------------


                               LAND O'LAKES, INC.
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             (Exact name of registrant as specified in its charter)


           MINNESOTA                        333-84486                      41-0365145
--------------------------------- ------------------------------- ------------------------------
  (State or other jurisdiction       (Commission File Number)             (IRS Employer
       of incorporation)                                                Identification No.)


        4001 LEXINGTON AVENUE NORTH
          ARDEN HILLS, MINNESOTA                               55126
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 (Address of principal executive offices)                   (Zip Code)
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Registrant's telephone number, including area code  (651) 481-2222
                                                   -----------------------------



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Item 5.  Other Events.
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        On November 27, 2002, Land O'Lakes, Inc. (the "Company") filed a Form
8-K that provided information regarding a potential change in the ownership structure of Cheese & Protein International, LLC ("CPI"). As the Company noted
in that filing, MMDI, Inc. ("SPC"), the Company's 30% joint venture partner in
CPI, exercised an option to put its entire equity interest back to the Company, effective as of December 24, 2002.

        In a letter agreement ("Agreement") dated December 10, 2002, the Company and SPC agreed to take certain actions and enter into negotiations with respect to certain matters regarding SPC's continued equity participation in CPI.
Specifically, the parties agreed, notwithstanding the exercise of the put option, that SPC will retain a five percent (5%) membership interest in CPI, effective December 24, 2002. Consistent with the Company's put option obligations, the Company will repay all loans, and accrued interest, made by SPC to CPI. In addition, the Company will acquire all but five percent (5%) of SPC's equity interest in CPI, based on SPC's prior equity contributions. Accordingly, the Company expects that the net payment due to SPC on December 24, 2002 will be approximately $11.25 million.

        In the Agreement, the parties also reaffirmed the termination of SPC's obligation under the indemnification agreement, pursuant to which SPC agreed to reimburse the Company for 30%, up to a maximum of $20 million, of the total amount the Company would be required to pay if it had to assume CPI's obligations, due to an event of default, under CPI's $114 million synthetic lease. Certain terms of SPC's continued participation in CPI, including governance issues, are still under discussion. In the event that the parties do not execute replacement definitive documents on or before June 30, 2003, the Company has agreed to purchase SPC's remaining membership interests for $1.8 million within five business days thereof.

       The Agreement implies that CPI will remain a non-wholly owned subsidiary of the Company, and will accordingly continue to be an Unrestricted Subsidiary under the Company's term loans and revolving credit facility. If the Company acquires SPC's remaining equity interest after June 30, 2003, and if the Company does not replace SPC with another partner, CPI would become a Restricted
Subsidiary at that time. As a Restricted Subsidiary, CPI's on-balance sheet debt and earnings would be included in the Company's covenant calculations. Further, as a Restricted Subsidiary, CPI would be required to guarantee the credit facilities and the Company's senior unsecured indebtedness. However, for as long as CPI remains non-wholly owned, it will continue to be an Unrestricted
Subsidiary for purposes of the credit facilities, and will not be required to guarantee the credit facilities or the senior unsecured indebtedness.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 LAND O'LAKES, INC.


Date:  December 13, 2002                         /s/ Daniel Knutson
                                                 ------------------
                                                 Daniel Knutson
                                                 Senior Vice President
                                                 and Chief Financial Officer